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American Enterprise Variable Annuity Account
File No. 33-54471/811-7195

EXHIBIT INDEX

10.   Consent of Independent Auditors.

11.   Financial Statement Schedules and Report of Independent
      Auditors.

14.   Financial Data Schedules -
         American Enterprise Life Insurance Company
         American Enterprise Bank Variable Annuity Account

15.   Power of Attorney.